United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$45,534,230
Unrealized Gain (Loss) on Market Value of Futures	(34,620,920)
Interest Income	877,722
ETF Transaction Fees	29,000
Total Income (Loss)	$11,820,032

Expenses
Investment Advisory Fee	$197,819
K-1 Tax Expense	170,700
Brokerage Commissions	70,250
SEC & FINRA Registration Fees	35,984
Prepaid Audit Fees	25,833
NYMEX License Fee	14,964
Non-interested Directors' Fees and Expenses	10,390
Legal Fees	4,460
Audit Fees	4,320
Total Expenses	$534,720
Net Gain (Loss)	$11,285,312

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/08	$468,768,750
Additions (9,900,000 Units)	822,330,652
Withdrawals (6,800,000 Units)	(578,553,968)
Net Gain (Loss)	11,285,312

Net Asset Value End of Period	$723,830,746
Net Asset Value Per Unit (8,900,000 Units)	$81.33

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502